Exhibit 99.1

DAVIDsTEA Inc. Announces First Quarter Fiscal 2018 Financial Results

MONTREAL, June 11, 2018 (GLOBE NEWSWIRE) — DAVIDsTEA Inc. (Nasdaq:DTEA) today announced financial results for the three months ended May 5, 2018.

DAVIDsTEA President and Chief Executive Officer, Joel Silver, said, “In the first quarter of fiscal 2018, DAVIDsTEA continued to focus on the execution of its plan to improve the company’s performance. This includes investing in e-commerce, refocusing on merchandising and marketing, leveraging our strong brand and opportunities in international markets, and rebuilding a profitable store network in North America. The positive highlights of the first quarter were the double-digit growth in e-commerce sales, positive results from our DAVIDSTEA 2.0 store renovation concept  and a relative stabilization of sales in our U.S. stores, suggesting we are beginning to gain traction in that market. We are, however, seeing a continued trend in overall sales declines, some of which can be attributed to legacy programs and a product mix current management is actively working to evolve and correct. We expect this trend to continue in the second quarter before gradually reversing in the second half of the year as our management team’s initiatives take effect.”

“Despite these continued challenges, I am encouraged by the progress we are making. We have a sharp focus on driving traffic into our stores and to our new online platform, delivering an exceptional customer experience in both. We have a clear plan in place and we are executing on it, but it will take some time to see sustainable results. With the strong management team we now have in place at DAVIDsTEA, I am confident we will get there.”

For the three months ended May 5, 2018:

•

Sales decreased by 6.0% to  C$45.8 million from C$48.7 million in the first quarter of fiscal 2017.  Comparable sales decreased by 7.0%. This overall decline in sales can be attributed, in part, to an average decrease in mall traffic and stores located in suboptimal locations, the latter of which we are actively working to correct with select store closures and the renegotiation of subpar lease agreements.

•	E-commerce sales continued to perform well and registered double-digit growth over the first quarter of fiscal 2017.
•

Gross profit decreased by 6.2% to  C$22.7 million from  C$24.2 million in the first quarter of fiscal 2017,  while gross profit as a percent of sales decreased slightly at 49.6% from 49.7% in the first quarter of fiscal 2017. Gross profit as a percent of sales was in line with the prior year quarter as product margin increased,  driven by less promotional activity and a shift in product sales mix, which was offset by a  deleveraging of fixed costs due to the negative comparable sales.

•

Selling, general and administration expenses (“SG&A”) increased to C$24.4 million from C$24.2 million in the first quarter of fiscal 2017. As a percent of sales, SG&A increased to 53.3% from 49.6%. Adjusted SG&A, a non-IFRS measure, which excludes the impact of onerous contracts and costs related to strategic review and proxy contest in the first quarter of fiscal 2018 and the impact of onerous contracts in the first quarter of fiscal 2017 (see Reconciliation of IFRS basis to Adjusted selling, general and administration expenses), decreased to C$25.1 million from C$25.6 million. As a percent of sales, adjusted SG&A increased to 54.8% from 52.6%, due to deleveraging of fixed costs due to the negative comparable sales this quarter.

•

Results from operating activities were C$(1.7) million as compared to C$0.0 million in the first quarter of fiscal 2017. Adjusted results from operating activities, a non-IFRS measure, which excludes the impact of onerous contracts and costs related to strategic review and proxy contest in the first quarter of fiscal 2018 and the impact of onerous contracts in the first quarter of fiscal 2017 (see Reconciliation of IFRS basis to Adjusted results from operating activities), decreased to C$(2.4) million from C$(1.4) million.

•

Adjusted EBITDA was C$(0.4) million compared to C$1.5 million in the first quarter of fiscal 2017. Adjusted EBITDA, a non-IFRS measure, excludes non-cash or one-time items in the current and prior year periods (see Reconciliation of Adjusted EBITDA table).

•	Cash of C$53.9 million.
•

Net loss was C$(1.2) million compared to net loss of  C$(0.4) million in the first quarter of fiscal 2017.  Adjusted net income (loss),  a non-IFRS measure, which excludes the impact of onerous contracts and costs related to the strategic review and proxy contest in the  first quarter of fiscal 2018 and the impact of onerous contracts in the first quarter of fiscal 2017 (see Reconciliation of IFRS basis to Adjusted net income (loss) table), was C$(1.7)

million compared to C$(1.1) million.
•

Fully diluted income (loss) per common share was  C$(0.05) compared to  C$(0.01) in the first quarter of fiscal 2017. Adjusted fully diluted income (loss) per common share, a non-IFRS measure, which is adjusted net income (loss) on an adjusted fully diluted weighted average shares outstanding basis (see Reconciliation of fully diluted weighted average common shares outstanding table), was  C$(0.07) per share compared to  C$(0.04) per share.

Conference Call Information:

A conference call to discuss the first quarter of fiscal 2018 financial results is scheduled for today, June 11, 2018, at 4:30pm Eastern Time. The conference call will be webcast and may be accessed via the Company’s Investor Relations section of its website at www.davidstea.com. An online archive of the webcast will be available within two hours of the conclusion of the call and will remain available for one year.

Non-IFRS Information:

This press release includes non-IFRS measures including 1) Adjusted selling, general and administration expenses, 2) Adjusted results from operating activities, 3) Adjusted EBITDA, 4) Adjusted net income (loss), and 5) Adjusted fully diluted income (loss) per share. Adjusted selling, general and administration expenses, Adjusted results from operating activities, Adjusted EBITDA, Adjusted net income (loss) and Adjusted fully diluted income (loss) per share are not presentations made in accordance with IFRS, and the use of the terms Adjusted selling, general and administration expenses, Adjusted results from operating activities, Adjusted EBITDA, Adjusted net income (loss) and Adjusted fully diluted income (loss) per share may differ from similar measures reported by other companies. We believe that Adjusted selling, general and administration expenses, Adjusted results from operating activities, Adjusted EBITDA, Adjusted net income (loss) and Adjusted fully diluted income (loss) per share provide investors with useful information with respect to our historical operations. We present Adjusted selling, general and administration expenses, Adjusted results from operating activities, Adjusted EBITDA, Adjusted net income (loss) and Adjusted fully diluted income (loss) per share as supplemental performance measures because we believe they facilitate a comparative assessment of our operating performance relative to our performance based on our results under IFRS, while isolating the effects of some items that vary from period-to-period. Specifically, Adjusted selling, general and administration expenses, Adjusted results from operating activities, Adjusted EBITDA, Adjusted net income (loss) and Adjusted fully diluted income (loss) per share allow for an assessment of our operating performance, including new store costs, without the effect of non-cash charges of the period or other one-time charges, such as depreciation, amortization, finance costs, deferred rent, non-cash compensation expense, costs related to onerous contracts or contracts where we expect the costs of the obligations to exceed the economic benefit, gain (loss) on derivative financial instruments, loss on disposal of property and equipment, impairment of property and equipment, and certain non-recurring expenses. These measures also function as benchmarks to evaluate our operating performance. Adjusted selling, general and administration expenses, Adjusted results from operating activities, Adjusted EBITDA, Adjusted net income (loss), and Adjusted fully diluted income (loss) per share are not measurements of our financial performance under IFRS and should not be considered in isolation or as alternatives to net income, net cash provided by operating, investing or financing activities or any other financial statement data presented as indicators of financial performance or liquidity, each as presented in accordance with IFRS. We understand that although Adjusted selling, general and administration expenses, Adjusted results from operating activities, Adjusted EBITDA, Adjusted net income (loss), and Adjusted fully diluted income (loss) per share are frequently used by securities analysts, lenders and others in their evaluation of companies, they have limitations as analytical tools, and you should not consider them in isolation, or as a substitute for analysis of our results as reported under IFRS. Some of these limitations are:

•

Adjusted selling, general and administration expenses, Adjusted results from operating activities, Adjusted EBITDA, Adjusted net income (loss), and Adjusted fully diluted income (loss) per share do not reflect changes in, or cash requirements for, our working capital needs; and

•

Although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and Adjusted EBITDA does not reflect any cash requirements for such replacements.

Because of these limitations, Adjusted selling, general and administration expenses, Adjusted results from operating activities, Adjusted EBITDA, Adjusted net income (loss), and Adjusted fully diluted income (loss) per share should not be considered as discretionary cash available to us to reinvest in the growth of our business or as a measure of cash that will be available to us to meet our obligations.

Forward-Looking Statements:

This press release includes forward-looking statements. These forward-looking statements generally can be identified by the use of words such as “anticipate,” “expect,” “plan,” “could,” “may,” “will,” “believe,” “estimate,” “forecast,” “goal,” “project,” and other words of similar meaning. These forward-looking statements address various matters including management’s beliefs about the Company’s prospects, management’s turn-around strategy, plans for investment in marketing initiatives, changes to product offerings and assortment,  and strategic plans. The Company cannot assure investors that future developments affecting the Company will be those that it has anticipated. Actual results may differ materially from these expectations due to risks and uncertainties including: the outcome of the Company’s proxy contest with a dissident shareholder, the Company’s ability to implement its strategy, the Company’s ability to maintain and enhance its brand image, particularly in new markets; the Company’s ability to compete in the specialty tea and beverage category; the Company’s ability to expand and improve its operations; changes in the Company’s executive management team; levels of foot traffic in locations in which the Company’s stores are located; changes in consumer trends and preferences; fluctuations in foreign currency exchange rates; general economic conditions and consumer confidence; minimum wage laws; the importance of the Company’s first fiscal quarter to results of operations for the entire fiscal year; and other risks set forth in the Company’s Quarterly Report on Form 10-Q for the quarter ended May 5, 2018. If one or more of these risks or uncertainties materialize, or if any of the Company’s assumptions prove incorrect, the Company’s actual results may vary in material respects from those projected in these forward-looking statements. Any forward-looking statement made by the Company in this release speaks only as of the date on which the Company makes it. The Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by any applicable securities laws.

About DAVIDsTEA:

DAVIDsTEA is a retailer of specialty tea, offering a differentiated selection of proprietary loose-leaf teas, pre-packaged teas, tea sachets and tea-related gifts, accessories and food and beverages, primarily through 240 company-operated DAVIDsTEA stores throughout Canada and the United States as of May 5, 2018, and its website, davidstea.com. The Company is headquartered in Montréal, Canada.

CONSOLIDATED BALANCE SHEETS

[Unaudited and in thousands of Canadian dollars]

	As at	As at
	May 5,	February 3,
	2018	2018
	$	$

ASSETS
Current
Cash	53,868	63,484
Accounts and other receivables	3,697	3,131
Inventories	25,795	24,450
Income tax receivable	4,287	2,968
Prepaid expenses and deposits	9,076	7,712
Derivative financial instruments	917	—
Total current assets	97,640	101,745
Property and equipment	35,939	36,558
Intangible assets	5,843	4,439
Deferred income tax assets	3,881	5,194
Total assets	143,303	147,936
LIABILITIES AND EQUITY
Current
Trade and other payables	12,363	14,392
Deferred revenue	4,727	5,186
Current portion of provisions	3,016	4,693
Derivative financial instruments	—	229
Total current liabilities	20,106	24,500
Deferred rent and lease inducements	8,567	8,608
Provisions	13,842	13,460
Total liabilities	42,515	46,568
Equity
Share capital	111,949	111,692
Contributed surplus	2,355	2,642
Deficit	(15,789)	(14,721)
Accumulated other comprehensive income	2,273	1,755
Total equity	100,788	101,368
	143,303	147,936

CONSOLIDATED STATEMENTS OF INCOME (LOSS)

AND COMPREHENSIVE INCOME (LOSS)

[Unaudited and in thousands of Canadian dollars, except share and per share information]

	For the three months ended
	May 5,	April 29,
	2018	2017
	$	$

Sales	45,786	48,669
Cost of sales	23,094	24,487
Gross profit	22,692	24,182
Selling, general and administration expenses	24,396	24,153
Results from operating activities	(1,704)	29
Finance costs	79	131
Finance income	(237)	(136)
Income (loss) before income taxes	(1,546)	34
Provision for income tax (recovery)	(344)	396
Net loss	(1,202)	(362)
Other comprehensive income (loss)
Items to be reclassified subsequently to income (loss):
Cumulative translation adjustment	(321)	722
Items not to be reclassified subsequently to income (loss):
Unrealized net gain on forward exchange contracts	707	1,200
Realized net (gain) loss on forward exchange contracts reclassified to inventory	438	(453)
Provision for income tax on forward exchange contracts	(306)	(199)
Other comprehensive income, net of tax	518	1,270
Total comprehensive income (loss)	(684)	908
Net loss per share:
Basic	(0.05)	(0.01)
Fully diluted	(0.05)	(0.01)
Weighted average number of shares outstanding
— basic	25,893,327	25,402,543
— fully diluted	25,893,327	25,402,543

CONSOLIDATED STATEMENTS OF CASH FLOWS

[Unaudited and in thousands of Canadian dollars]

	For the three months ended
	May 5,	April 29,
	2018	2017
	$	$

OPERATING ACTIVITIES
Net loss	(1,202)	(362)
Items not affecting cash:
Depreciation of property and equipment	1,686	2,064
Amortization of intangible assets	182	282
Loss on disposal of property and equipment	—	6
Deferred rent	(137)	3
Recovery for onerous contracts	(176)	(886)
Stock-based compensation expense	295	574
Amortization of financing fees	20	20
Accretion on provisions	59	112
Deferred income taxes	956	1,000
	1,683	2,813
Net change in other non-cash working capital balances related to operations	(8,789)	(9,474)
Cash flows related to operating activities	(7,106)	(6,661)
FINANCING ACTIVITIES
Proceeds from issuance of common shares pursuant to exercise of stock options	—	815
Cash flows related to financing activities	—	815
INVESTING ACTIVITIES
Additions to property and equipment	(928)	(1,821)
Additions to intangible assets	(1,582)	(425)
Cash flows related to investing activities	(2,510)	(2,246)
Decrease in cash during the period	(9,616)	(8,092)
Cash, beginning of period	63,484	64,440
Cash, end of period	53,868	56,348

Reconciliation of Adjusted EBITDA

[Unaudited and in thousands of Canadian dollars]

	For the three months ended
	May 5,	April 29,
	2018	2017

Net loss	$(1,202)	$(362)
Finance costs	79	131
Finance income	(237)	(136)
Depreciation and amortization	1,868	2,346
Loss on disposal of property and equipment	—	6
Provision for income tax (recovery)	(344)	396
EBITDA	$164	$2,381
Additional adjustments :
Stock-based compensation expense (a)	295	574
Impact of onerous contracts (b)	(1,516)	(1,415)
Deferred rent (c)	(137)	3
Strategic review and proxy contest (d)	794	—
Adjusted EBITDA	$(400)	$1,543

(a)	Represents non-cash stock-based compensation expense.
(b)

Represents provision, non-cash reversals and utilization related to certain stores where the unavoidable costs of meeting the obligations under the lease agreements are expected to exceed the economic benefits expected to be received from the contract.

(c)	Represents the extent to which our annual rent expense has been above or below our cash rent payments.
(d)	Represents costs related to the corporate strategic review process as well as costs related to the proxy contest.

Reconciliation of IFRS basis to Adjusted net income (loss)

[Unaudited and in thousands of Canadian dollars]

	For the three months ended
	May 5,	April 29,
	2018	2017

Net loss	$(1,202)	$(362)
Impact of onerous contracts (a)	(1,457)	(1,303)
Strategic review and proxy contest (b)	794	—
Income tax expense adjustment (c)	171	523
Adjusted net income (loss)	$(1,694)	$(1,142)

(a)

Represents provision, non-cash reversals, utilization and the accretion expense related to certain stores where the unavoidable costs of meeting the obligations under the lease agreements are expected to exceed the economic benefits expected to be received from the contract. The accretion expense on provisions for onerous contracts is included in Finance costs on the Consolidated Statement of Comprehensive Income (Loss) for the three months ended May 5, 2018.

(b)	Represents costs related to the corporate strategic review process as well as costs related to the proxy contest.
(c)	Removes the income tax impact of the impact of onerous contracts and strategic options referenced in note (a) and (b).

Reconciliation of IFRS basis to Adjusted results from operating activities

[Unaudited and in thousands of Canadian dollars]

	For the three months ended
	May 5,	April 29,
	2018	2017

Results from operating activities	$(1,704)	$29
Impact of onerous contracts (a)	(1,516)	(1,415)
Strategic review and proxy contest (b)	794	—
Adjusted results from operating activities	$(2,426)	$(1,386)

(a)

Represents provision, non-cash reversals and utilization related to certain stores where the unavoidable costs of meeting the obligations under the lease agreements are expected to exceed the economic benefits expected to be received from the contract.

(b)	Represents costs related to the corporate strategic review process as well as costs related to the proxy contest.

Reconciliation of IFRS basis to Adjusted selling, general and administration expenses

[Unaudited and in thousands of Canadian dollars]

	For the three months ended
	May 5,	April 29,
	2018	2017

Selling, general and administration expenses	$24,396	$24,153
Impact of onerous contracts (a)	1,516	1,415
Strategic review and proxy contest (b)	(794)	—
Adjusted selling, general and administration expenses	$25,118	$25,568

(a)

Represents provision, non-cash reversals and utilization related to certain stores where the unavoidable costs of meeting the obligations under the lease agreements are expected to exceed the economic benefits expected to be received from the contract.

(b)	Represents costs related to the corporate strategic review process as well as costs related to the proxy contest.
(c)

Reconciliation of fully diluted weighted average common shares outstanding, as reported, adjusted fully diluted weighted average common shares outstanding

[Unaudited and in thousands of Canadian dollars, except per share]

	For the three months ended
	May 5,	April 29,
	2018	2017

Weighted average number of shares outstanding, fully diluted	25,893,327	25,402,543

Net income (loss) per share, fully diluted	(0.05)	(0.01)

Adjusted net income (loss) per share, fully diluted	(0.07)	(0.04)

Investor Contact

MaisonBrison Communications

Pierre Boucher

514.207.0000

investors@davidstea.com

Media Contact

Edelman

Nina Godard

416.455.6324

nina.godard@edelman.com